                                                                   EXHIBIT 2.1

                     AGREEMENT AND PLAN OF REORGANIZATION

                                 By and Among

                             INFERENCE CORPORATION

                       INFERENCE ACQUISITION CORPORATION

                                     AND

                                VERIX SOFTWARE

                                April 30, 1999

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I - THE MERGER........................................................................................    2

     1.1      The Merger......................................................................................    2
     1.2      Effective Time; Closing.........................................................................    2
     1.3      Effect of the Merger............................................................................    2
     1.4      Articles of Incorporation; Bylaws...............................................................    2
     1.5      Directors and Officers..........................................................................    2
     1.6      Effect on Capital Stock.........................................................................    3
     1.7      Dissenting Shares...............................................................................    4
     1.8      Surrender of Certificates.......................................................................    5
     1.9      No Further Ownership Rights in Company Common Stock.............................................    7
     1.10     Lost, Stolen or Destroyed Certificates..........................................................    7
     1.11     Tax and Accounting Consequence..................................................................    7
     1.12     Taking of Necessary Action; Further Action......................................................    7

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL SHAREHOLDERS.....................    7

     2.1      Organization of the Company.....................................................................    8
     2.2      Subsidiaries....................................................................................    8
     2.3      Company Capital Structure.......................................................................    8
     2.4      Authority.......................................................................................    9
     2.5      No Conflict.....................................................................................    9
     2.6      Consents........................................................................................    9
     2.7      Company Financial Statements....................................................................    9
     2.8      Accounts Receivable.............................................................................   10
     2.9      No Undisclosed Liabilities......................................................................   10
     2.10     No Changes......................................................................................   10
     2.11     Tax Matters.....................................................................................   12
     2.12     Restrictions on Business Activities.............................................................   14
     2.13     Title of Properties; Absence of Liens and Encumbrances; Condition of
              Equipment.......................................................................................   14
     2.14     Intellectual Property...........................................................................   15
     2.15     Agreements, Contracts and Commitments...........................................................   18
     2.16     Interested Party Transactions...................................................................   20
     2.17     Governmental Authorization......................................................................   20
     2.18     Litigation......................................................................................   20
     2.19     Minute Books....................................................................................   20
     2.20     Environmental Matters...........................................................................   20
     2.21     Brokers' and Finders' Fees; Third Party Expenses................................................   21
     2.22     Employee Benefit Plans..........................................................................   21

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                               Page
                                                                                                               ----
     2.23     Employment Matters..............................................................................   22
     2.24     Labor Matters...................................................................................   23
     2.25     No Interference or Conflict.....................................................................   23
     2.26     Insurance.......................................................................................   23
     2.27     Certain Advances, Guaranties....................................................................   24
     2.28     Year 2000 Compliance............................................................................   24
     2.29     Compliance with Laws............................................................................   24
     2.30     Warranties, Indemnities.........................................................................   24
     2.31     Complete Copies of Materials....................................................................   24
     2.32     Representations Complete........................................................................   25

ARTICLE IIA. - FURTHER REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.....................................   25

     2A.1     Ownership of Shares.............................................................................   25
     2A.2     Tax Matters.....................................................................................   25
     2A.3     Absence of Claims by the Shareholder............................................................   26
     2A.4     Author..........................................................................................   26
     2A.5     No Conflict.....................................................................................   26
     2A.6     Consents........................................................................................   26

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.................................................   26

     3.1      Organization, Standing and Power................................................................   26
     3.2      Authority.......................................................................................   26
     3.3      Purchaser Common Stock..........................................................................   27
     3.4      No Conflict.....................................................................................   27
     3.5      Consents........................................................................................   27
     3.6      Securities Act Exemption........................................................................   27
     3.7      SEC Documents; Financial Statements.............................................................   27
     3.8      No Changes......................................................................................   28

ARTICLE IV - SECURITIES ACT COMPLIANCE........................................................................   28

     4.1      Securities Act Exemption........................................................................   28
     4.2      Stock Restrictions..............................................................................   28
     4.3      Principal Shareholders' Representations Regarding Securities Law Matters........................   29

ARTICLE V - ADDITIONAL AGREEMENTS.............................................................................   29

     5.1      Expenses........................................................................................   29
     5.2      Third Party Expenses............................................................................   30
     5.3      Nasdaq National Market Listing..................................................................   30
     5.4      Additional Documents and Further Assurances.....................................................   30

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                               Page
                                                                                                               ----
     5.5      Blue Sky Laws...................................................................................   30
     5.6      Escrow Agreement................................................................................   30
     5.7      Registration....................................................................................   30
     5.8      Share Prices....................................................................................   30

ARTICLE VI - CONDITIONS TO THE CLOSING........................................................................   30

     6.1      Conditions to the Obligations of the Purchaser..................................................   30
     6.2      Conditions to Obligations of Company and the Shareholders.......................................   32

ARTICLE VII - SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
              INDEMNIFICATION.................................................................................   33

     7.1      Escrow Fund.....................................................................................   33
     7.2      Indemnification.................................................................................   33
     7.3      Escrow Period...................................................................................   34
     7.4      Claims Upon Escrow Fund.........................................................................   34
     7.5      Objections to Claims............................................................................   34
     7.6      Registration of Conflicts; Arbitration..........................................................   34
     7.7      Shareholder Representative......................................................................   35
     7.8      Third-Party Claims..............................................................................   36

ARTICLE VIII - AMENDMENT AND WAIVER...........................................................................   36

     8.1      Amendment.......................................................................................   36
     8.2      Extension; Waiver...............................................................................   37

ARTICLE IX - GENERAL PROVISIONS...............................................................................   37

     9.1      Notices.........................................................................................   37
     9.2      Interpretation..................................................................................   38
     9.3      Counterparts....................................................................................   38
     9.4      Entire Agreement................................................................................   38
     9.5      Severability....................................................................................   39
     9.6      Other Remedies..................................................................................   39
     9.7      Governing Law...................................................................................   39
     9.8      Rules of Construction...........................................................................   39

SCHEDULES AND EXHIBITS
Company Disclosure Schedule
Purchaser Disclosure Schedule
Exhibit A - Form of Agreement of Merger
Exhibit B - Form of Escrow Agreement
Exhibit C - Form of Legal Opinion from Company's Counsel
Exhibit D - Form of Non-Competition Agreement

                     AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of April 30, 1999 among Inference Corporation, a Delaware corporation ("Purchaser"), Inference Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Purchaser ("Merger Sub"), Verix Software, a California corporation ("Company") and Philip Alford, Khanh (Ken) C. Hoang, Anthony Nguyen and Jason Maynard (the "Principal Shareholders").

                                   RECITALS
                                   --------

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the California General Corporation Law ("California Law") and the Delaware General Corporation Law ("Delaware Law"), Purchaser and Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into Company (the "Merger").

     B. The Board of Directors of Purchaser (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Purchaser and fair to, and in the best interests of, Purchaser and its stockholders and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

     C. The Board of Directors of Company (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Company and fair to, and in the best interests of, Company and its shareholders,
(ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the shareholders of Company approve this Agreement and approve the Merger.

     D. Purchaser, Company, Merger Sub and the Principal Shareholders desire to make certain representations and warranties and other agreements in connection with the Merger.

     E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

     1.1  The Merger.  At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of California Law, Merger Sub shall be merged with and into Company, the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2  Effective Time; Closing.  Subject to the provisions of this Agreement,
          -----------------------
the parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger, substantially in the form of Exhibit A hereto (the
                                                  ---------
"Agreement of Merger"), with the Secretary of State of the State of California in accordance with the relevant provisions of California Law and with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the time of such filing being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and the Agreement of Merger. The closing of the Merger (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation on April 30, 1999 (the "Closing Date").

     1.3  Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in this Agreement and the applicable provisions of California law and Delaware law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Articles of Incorporation; Bylaws.
          ---------------------------------

          (a) At the Effective Time, the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation; provided, however, that at the Effective Time the Articles of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "Verix Software."

          (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

     1.5  Directors and Officers.  The directors of Merger Sub immediately prior
          ----------------------
to the Effective Time shall be the initial directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, until their successors are duly elected or appointed or qualified.

     1.6  Effect on Capital Stock.  At the Effective Time, by virtue of the
          -----------------------
Merger and without any action on the part of Merger Sub, Company or the holders of any of the following securities:

          (a)  Conversion of Company Common Stock.  The maximum number of shares
               ----------------------------------
of Purchaser Common Stock to be issued in exchange for the acquisition by Purchaser of all outstanding Company Common Stock shall be equal to $1,106,208 (the "Purchase Price") divided by the Purchaser Price Per Share as defined in
Section 1.6(d) ("Total Purchaser Shares"). Notwithstanding the foregoing, if the Purchaser Price Per Share, determined in accordance with Section 1.6(d) below is below $5.00, the Total Purchaser Shares shall be determined by dividing the Purchase Price by the Purchaser Price Per Share; provided, however, that the Total Purchaser Shares shall not exceed 221,242; and the remainder of the Purchase Price (determined by subtracting the product of the Total Purchaser Shares multiplied by the Purchaser Price Per Share from the Purchase Price) shall be paid in cash (the "Total Purchaser Cash"). Each share of Common Stock, no par value, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(g) and any Dissenting Shares (as defined in and to the extent provided in Section 1.7(a)) will be canceled and extinguished and automatically converted (subject to Sections 1.6(h) and (i)) into the right to receive (i) a number of shares of the Purchaser's Common Stock determined by dividing the Total Purchaser Shares by the number of shares of outstanding Company Common Stock and (ii) an amount of cash determined by dividing the Total Purchaser Cash by the number of shares of outstanding Company Common Stock, upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.10).

          (b)  [paragraph intentionally omitted]

          (c)  [paragraph intentionally omitted]

          (d)  Purchaser Price Per Share.  For purposes of this Agreement, the
               -------------------------
Purchaser Price Per Share shall mean the average of the closing bid price for a share of Purchaser Common Stock as quoted on the Nasdaq National Market for the ten (10) trading days preceding and ten (10) trading days from and including the day the Acquisition is publicly announced; provided, however, that the Purchaser Price Per Share shall not exceed 125% of the average of the closing bid price for a share of Purchaser Common Stock as quoted on the Nasdaq National Market for the ten (10) trading days preceding the public announcement of the Acquisition. Promptly after closing but not earlier than ten days thereafter, the Purchaser shall deliver to the Company a schedule of the closing bid price for a share of Purchaser Common Stock as quoted on the Nasdaq National Market for the ten (10) trading days preceding and ten (10) trading days from and including the day the Acquisition is publicly announced, certified by the President and Chief Financial Officer of the Purchaser.

          (e)  Stock Options; Employee Stock Purchase Plan.  At the Effective
               -------------------------------------------
Time all options to purchase Company Common Stock then outstanding under Company's Stock Option Plan shall be cancelled.

          (f)  Warrants.  At the Effective Time all warrants to purchase Company
               --------
Common Stock then outstanding (collectively, the "Company Warrants") shall be cancelled.

          (g)  Cancellation of Purchaser-Owned Stock.  Each share of Company
               -------------------------------------
Common Stock held in the treasury of Company or owned by Merger Sub, Purchaser or any direct or indirect wholly owned subsidiary of Company or of Purchaser immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (h)  Capital Stock of Merger Sub.  Each share of Common Stock, no par
               ---------------------------
value, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, no par value, of the Surviving Corporation. Each certificate of shares of Merger Sub Common Stock shall continue to evidence ownership of such share of common stock of the Surviving Corporation.

          (i)  Adjustments to Exchange Ratio.  The Exchange Ratio shall be
               -----------------------------
adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Purchaser Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Purchaser Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

          (j)  Fractional Shares.  No fraction of a share of Purchaser Common
               -----------------
Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Purchaser Common Stock (after aggregating all fractional shares of Purchaser Common Stock to be received by such holder) shall receive from Purchaser an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Purchaser Price Per Share.

     1.7  Dissenting Shares.
          -----------------

          (a) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of Company Common Stock who has demanded and perfected appraisal rights for such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares") shall not be converted into or represent a right to receive Purchaser Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by California Law.

          (b) Notwithstanding the foregoing, if any holder of shares of Company Common Stock who demands appraisal of such shares under California Law shall effectively withdraw or lose (for failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Purchaser Common Stock, in accordance with
Section 1.6 hereof, without interest thereon, upon surrender of the certificate representing such shares of Company Common Stock in the manner provided in
Section 1.8 hereof (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in
Section 1.10 hereof), including, with respect to each whole share of Purchaser Common Stock to be received, the associated Right under the Purchaser Rights Plan.

          (c) Company shall give Purchaser (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to California Law and received by Company which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under California Law. Company shall not, except with the prior written consent of Purchaser or as may be required by applicable law, voluntarily make any payment with respect to any demands for appraisal of Company Common Stock or offer to settle or settle any such demands. Any payments made in respect of Dissenting Shares shall be made by Company or the Surviving Corporation, as the case may be.

     1.8  Surrender of Certificates.
          -------------------------

          (a)  Exchange Agent.  Purchaser shall select the transfer agent for
               --------------
the Purchaser Common Stock or another institution reasonably satisfactory to Company, to act as the exchange agent (the "Exchange Agent") in the Merger.
                                            --------------

          (b)  Purchaser to Provide Common Stock.  Promptly after the Effective
               ---------------------------------
Time, Purchaser shall make available to the Exchange Agent for exchange in accordance with this Article I, the shares of Purchaser Common Stock issuable pursuant to Section 1.6, cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(j), and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to
Section 1.8(d).

          (c)  Exchange Procedures.  Promptly, but no less than 10 trading days
               -------------------
after, the Effective Time, Purchaser shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time
                   ------------
represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Purchaser Common Stock pursuant to
Section 1.6, any cash to which such holder is entitled pursuant to Section 1.6(a), cash in lieu of any fractional shares pursuant to Section 1.6(j) and any dividends or other distributions pursuant to Section 1.8(d), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Purchaser may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Purchaser Common Stock, any cash to which such holder is entitled pursuant to Section 1.6(a), cash in lieu of any fractional shares pursuant to Section 1.6(j), and any dividends or other distributions pursuant to
Section 1.8(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Purchaser, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Purchaser Common Stock, any cash to which such holder is entitled pursuant to Section 1.6(a), payment in lieu of fractional shares which such holders have the right to receive pursuant to
Section 1.6(j), and any dividends or distributions payable pursuant to Section 1.8(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.8(d) as to the payment of dividends, to evidence the ownership of the number of full shares of Purchaser Common Stock into which such shares of Company Common Stock shall have been so converted, any cash to which such holder is entitled pursuant to Section 1.6(a) and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(j) and any dividends or distributions payable pursuant to Section 1.8(d).

          (d)  Distributions With Respect to Unexchanged Shares.  No dividends
               ------------------------------------------------
or other distributions declared or made after the date of this Agreement with respect to Purchaser Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificates with respect to the shares of Purchaser Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificate, the Exchange Agent shall deliver to the record holders thereof, certificates representing whole shares of Purchaser Common Stock issued in exchange therefor, any cash to which such holder is entitled pursuant to Section 1.6(a), and payment in lieu of fractional shares pursuant to Section 1.6(j) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Purchaser Common Stock.

          (e)  Transfers of Ownership.  If any certificates for shares of
               ----------------------
Purchaser Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Purchaser or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates for shares of Purchaser Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Purchaser or any agent designated by it that such tax has been paid or is not payable.

          (f)  No Liability.  Notwithstanding anything to the contrary in this
               ------------
Section 1.8, neither the Exchange Agent, Purchaser, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Purchaser Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9   No Further Ownership Rights in Company Common Stock.  All shares of
           ---------------------------------------------------
Purchaser Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Sections 1.6(a), 1.6(j) and 1.8(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.10  Lost, Stolen or Destroyed Certificates. In the event any Certificates
           --------------------------------------
shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Purchaser Common Stock, any cash to which such holder is entitled pursuant to Section 1.6(a), cash for fractional shares, if any, as may be required pursuant to Section 1.6(j) and any dividends or distributions payable pursuant to Section 1.8(d); provided, however, that Purchaser may, in its discretion and as a condition
--------  -------
precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Purchaser, Company or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.11  Tax and Accounting Consequence.  It is intended by the parties hereto
           ------------------------------
that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

     1.12  Taking of Necessary Action; Further Action. If, at any time after the
           ------------------------------------------
Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES
                 OF THE COMPANY AND THE PRINCIPAL SHAREHOLDERS

     The Company and each Principal Shareholder hereby jointly and severally represent and warrant to the Purchaser, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers) supplied by the Company and the Principal Shareholders to the Purchaser (the "Disclosure Schedule") and dated as of the date hereof, as follows:

     2.1  Organization of the Company.  The Company is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which it conducts business. The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to the Purchaser. Section 2.1 of the Disclosure Schedule lists the directors and officers of the Company. The operations now being conducted by the Company have not been conducted under any other name.

     2.2  Subsidiaries.  The Company does not have, and has never had, any
          ------------
subsidiaries and does not otherwise own, and has not otherwise owned, any shares of the capital of or any interest in, or control, directly or indirectly, any corporation, partnership, association, joint venture or other business entity.

     2.3  Company Capital Structure.
          -------------------------

          (a) The authorized capital stock of the Company consists of 20,000,000 authorized shares of Company Common Stock, no par value, of which 5,624,750 shares are issued and outstanding as of the date hereof (the "Company Common Stock"). All of the Company Common Stock is held by the Shareholders with the domicile addresses and in the amounts set forth on Schedule 1.1 hereto. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or the Bylaws of the Company, or any agreement to which the Company or any Shareholder is a party or by which the Company or any Shareholder is bound, and have been issued in compliance with applicable federal and state securities laws. There are no declared or accrued unpaid dividends with respect to any shares of Company Common Stock. Other than the Company Common Stock, the Company has no other capital stock authorized, issued or outstanding.

          (b) The Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company or any Shareholder is a party or by which it or he is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company.

          (c) Upon completion of the Acquisition, the Purchaser will own one hundred percent (100%) of the issued and outstanding capital stock of the Company, free and clear of all liens, encumbrances or other defects of title.

     2.4  Authority.  The Company has all requisite power and authority to enter
          ---------
into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     2.5  No Conflict.  The execution and delivery by the Company of this
          -----------
Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation or the Bylaws of the Company, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company or any of its properties or assets is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

     2.6  Consents.  No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other governmental authority, instrumentality, agency or commission ("Governmental Entity") within the United States or any third party that is not a Governmental Entity, including a party to any agreement with the Company (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws.

     2.7  Company Financial Statements.  Section 2.7 of the Disclosure Schedule
          ----------------------------
sets forth the Company's unaudited balance sheet as of June 30, 1998 and the related unaudited statements of income and cash flow for the twelve-month period then ended (the "Year-End Financials"), and the Company's unaudited balance sheet as of March 31, 1999 and the related unaudited statements of income and cash flow for the nine-month period then ended (the "Interim Financials"). The Year-End Financials and the Interim Financials are correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other. The Year-End Financials and Interim Financials present fairly the financial condition, operating results and cash flows of the Company as of the dates and during the periods indicated therein, subject in the case of the Interim Financials, to normal year-end adjustments, which will not be material in amount or significance. The Company's unaudited Balance Sheet as of March 31, 1999 shall be referred to herein as the "Current Balance Sheet."

     2.8   Accounts Receivable.  The Company has made available to the Purchaser
           -------------------
a list of all material accounts receivable of the Company as of March 31, 1999 along with a range of days elapsed since invoice. All accounts receivable shown on the Current Balance Sheet (net of reserves indicated on the Current Balance Sheet) or thereafter acquired until the Closing Date (net of reserves accrued in the normal course of business and consistent with past practice) arose and are collectible within 90 days from the date recorded, except that the value of any account receivable, the collection of which is doubtful or which is subject to a defense or set-off, has been written down to an amount not in excess of net realizable value or adequate reserves or allowances therefor have been provided. The values at which accounts receivable are carried reflect the accounts receivable valuation policy of the Company, which is consistent with its past practice and in accordance with United States Generally Accepted Accounting Principles applied on a consistent basis. None of the receivables of the Company is subject to any claim of offset, recoupment, set off, or counterclaim, and, to the knowledge of the Company or the Shareholders, there are no facts or circumstances (whether asserted or unasserted) that would give rise to any claim. No receivables are contingent upon the performance by the Company of any obligation or contract. No person or entity has any lien, charge, pledge, security interest, or other encumbrance on any such receivables, and no agreement for deduction or discount has been made with respect to any of such receivables.

     2.9   No Undisclosed Liabilities.  The Company has no material liability,
           --------------------------
indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected on the face of a balance sheet or in financial statements prepared in accordance with GAAP), which individually or in the aggregate (i) has not been reflected in or reserved against in the Current Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since March 31, 1999.

     2.10  No Changes.  Since March 3l, 1999, there has not been, occurred or
           ----------
arisen any:

           (a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

           (b) amendments or changes to the Articles of Incorporation or the Bylaws of the Company;

           (c) capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding US $5,000 individually or US $10,000 in the aggregate;

           (d) destruction of, damage to or loss of any material assets, material business or material customer of the Company (whether or not covered by insurance);

           (e) work stoppage, labor strike or other labor trouble, or any action, suit, claim, labor dispute or grievance relating to any labor, safety or discrimination matter involving the Company, including, without limitation, charges of wrongful discharge or other unlawful labor practices or actions;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

          (g)  revaluation by the Company of any of its assets;

          (h) declaration, setting aside or payment of a dividend or other distribution with respect to the Company Common Stock or any direct or indirect redemption, purchase or other acquisition by the Company of its capital stock;

          (i) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person;

          (j) material agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets is bound or any termination, extension, amendment or modification the terms of any such material agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets is bound;

          (k) sale, lease, license or other disposition of any of the material assets or properties of the Company or any creation of any security interest in such assets or properties, in each case other than in the ordinary course of the Company's business, and except for the lien of current taxes which are not yet due and payable;

          (l) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business and not exceeding US $5,000 individually or US $10,000 in the aggregate, consistent with past practices;

          (m) waiver or release of any right or claim of the Company material to the Company business, including any write-off or other compromise of any account receivable of the Company;

          (n) commencement or notice or threat or reasonable basis therefor of any lawsuit or to the Company's or the Shareholders' knowledge, proceeding, audit or investigation against the Company or its affairs;

          (o) notice of any claim or potential claim of ownership by any person other than the Company of any of the Company Intellectual Property (as defined in Section 2.14 hereof) owned by or developed or created by the Company or of infringement by the Company of any other person's Intellectual Property (as defined in Section 2.14 hereof);

           (p) issuance or sale, or contract to issue or sell, by the Company of any shares of Company Common Stock or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing;

           (q) (i) sale by the Company of any Company Intellectual Property or the entering into of any license agreement, security agreement, assignment or other conveyance or option for the foregoing, with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity (other than standard license agreements entered into), or (ii) material purchase or other acquisition of any Intellectual Property or the entering into of any material license agreement, security agreement, assignment or other conveyance or option for the foregoing, with respect to the Intellectual Property of any person or entity, or (iii) the change in standard pricing or standard royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

           (r) any event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect (as defined below) on the Company; or

           (s) negotiation or agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with the Purchaser and its representatives regarding the transactions contemplated by this Agreement).

     The term "Material Adverse Effect" means any change, event or effect that is materially adverse to the business, assets (including intangible assets), liabilities, financial condition, results of operations or prospects of the company being referred to.

     2.11  Tax Matters.
           -----------

           (a)  Definition of Taxes.  For the purposes of this Agreement, "Tax"
                -------------------
or, collectively, "Taxes", means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b)  Tax Returns and Audits.
               ----------------------

               (i) The Company as of the Closing will have prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations, and such Returns are true and correct and have been completed in accordance with applicable law.

               (ii) The Company as of the Closing: (A) will have paid all Taxes it is required to pay and will have withheld with respect to its employees all federal and state income taxes, Federal Insurance Contribution Act ("FICA"), Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld, and (B) has accrued on the Current Balance Sheet all Taxes attributable to the periods covered by the Current Balance Sheet and will not have incurred any liability for Taxes for the period prior to the Closing other than in the ordinary course of business.

               (iii) The Company has not been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

               (v) The Company has no liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Current Balance Sheet other than in the ordinary course of business.

               (vi) The Company has made available to the Purchaser or its legal counsel, copies of all foreign, federal, state and local income and all state and local sales and use Returns for the Company filed for all periods since its inception.

               (vii) There are (and immediately following the Closing there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

               (viii) Neither the Company nor any Principal Shareholder has knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

               (ix) None of the Company's assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

               (x)     The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

               (xi) The Company is not a party to any tax sharing, indemnification or allocation agreement nor does the Company owe any amount under any such agreement.

               (xii) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income Tax deductions is accurately reflected on the Company's tax books and records.

               (xiii) The Company is not, and has not been at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

               (xiv) No adjustment relating to any Return filed by the Company has been proposed formally or informally by any tax authority to the Company or any representative thereof.

               (xv) The Company files its income Tax Returns on the accrual basis.

           (c)  Executive Compensation Tax.  There is no contract, agreement,
                --------------------------
plan or arrangement to which the Company is a party as of the dates hereof, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

     2.12  Restrictions on Business Activities.  There is no agreement
           -----------------------------------
(non-compete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.13  Title of Properties; Absence of Liens and Encumbrances; Condition of
           --------------------------------------------------------------------
Equipment.
---------

           (a) The Company does not own any real property and has never owned any real property. Section 2.13(a) of the Disclosure Schedule sets forth a list of all real property currently leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

           (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Current Balance Sheet and except for Liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from the value or interfere with the present use of the property subject thereto or affected thereby.

           (c) Section 2.13(c) of the Disclosure Schedule lists all material items of equipment with a cost in excess of US $1,000 (the "Equipment") owned or leased by the Company and such Equipment is (i) adequate for the conduct of the business of the Company as currently conducted, and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

          (d) The Company has sole and exclusive ownership, free and clear of any liens, and has not sold or otherwise released for distribution any of its customer files and other customer information relating to of the Company's current and future customers (the "Customer Information"). No person other than the Company possesses any claims or rights with respect to use of the Customer Information.

     2.14  Intellectual Property.
           ---------------------

           (a) For the purposes of this Agreement, the following terms have the following definitions:

                (i) "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vi) all databases and data collections and all rights therein throughout the world;
(vii) all computer software including all source code, object code, firmware, development tools, test suites, files, records and data, all media on which any of the foregoing is recorded, all Web addresses, sites and domain names; (viii) any similar, corresponding or equivalent rights to any of the foregoing; and
(ix) all documentation related to any of the foregoing irrespective of the media on which it is recorded.

                (ii) "Company Intellectual Property" shall mean any Intellectual Property that is (i) owned by or (ii) exclusively licensed to the Company as of the date hereof or (iii) was developed or created by the Company.

               (iii) "Registered Intellectual Property" shall mean all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Company Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority .


          (b) Section 2.14(b) of the Disclosure Schedule lists all Registered Intellectual Property owned by, or filed in the name of, the Company (the "Company Registered Intellectual Property") and lists any commencement or notice or threat or reasonable basis for any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

          (c) Each item of Company Intellectual Property, including all Company Registered Intellectual Property and all Intellectual Property licensed to the Company, is free and clear of any Liens; provided that, with respect to Intellectual Property exclusively licensed to the Company, this representation is only that such license is free and clear of any Liens. The Company (i) is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company, including the sale of any products or technology or the provision of any services by the Company, and (ii) owns exclusively, and has good title to, all copyrighted works that are Company products or other works of authorship that the Company otherwise purports to own.

          (d) To the extent that any Intellectual Property has been developed or created by any person other than the Company for which the Company has, directly or indirectly, paid, the Company has a written agreement with such person with respect thereto and the Company thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment.

          (e) The Company has not transferred ownership of or, except pursuant to the contracts, licenses and agreement listed in Section 2.14(g) of the Disclosure Schedule, granted any license of or right to use or authorized the retention of any rights to use any Intellectual Property that is or was Company Intellectual Property, to any other person.

          (f) The Company Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of its business as it currently is conducted or is reasonably contemplated to be conducted, including, without limitation, the design, development, manufacture, use, import and sale of the products, technology and services of the Company (including products, technology or services currently under development).

          (g) Other than "shrink-wrap" and similar widely available commercial end-user licenses, the contracts, licenses and agreements listed in Section 2.14(g) of the Disclosure Schedule include all contracts, licenses and agreements currently in effect to which the Company is a party with respect to any Intellectual Property. No person who has licensed Intellectual Property to the Company has ownership rights or license rights to improvements made by the Company in such Intellectual Property which has been licensed to the Company.

          (h) Section 2.14(h) of the Disclosure Schedule lists all contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, defend, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property of any person other than the Company.

          (i) The operation of the business of the Company as it currently is conducted, or as is currently contemplated to be conducted, including but not limited to the Company's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not infringe or misappropriate the Intellectual Property of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice or threat thereof from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is the Company or any of the Shareholders aware of any basis therefor).

          (j) Each item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. There are no actions that must be taken by the Company within sixty
(60) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Intellectual Property. For each product or technology of the Company that constitutes or includes a copyrightable work, the Company has registered the copyright in the latest version of such work with the U.S. Copyright Office. In each case in which the Company has acquired any Intellectual Property rights from any person, the Company has obtained a valid and enforceable assignment or license sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to the Company. To the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

           (k) There are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute known to the Company or any Principal Shareholder regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

           (l) To the knowledge of the Company and the Principal Shareholders, no person is infringing or misappropriating any Company Intellectual Property.

           (m) The Company has taken all commercially reasonable steps that are required to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee and consultant and each contractor with access to Company Intellectual Property to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms, and all current and former employees, consultants and contractors of the Company have executed such an agreement.

           (n) No Company Intellectual Property or product, technology or service of the Company is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

           (o) No (i) product, technology, service or publication of the Company (ii) material published or distributed by the Company or (iii) conduct or statement of the Company constitutes obscene material, a defamatory statement or material, or false advertising.

     2.15  Agreements, Contracts and Commitments.
           -------------------------------------

           (a) Except as set forth in Sections 2.14(g), 2.14(h) or 2.15(a) of the Disclosure Schedule, the Company is not currently a party to nor is it currently bound by:

                (i) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

                (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                (iii)  any fidelity or surety bond or completion bond;

                (iv) any lease of personal property having a value individually in excess of US $10,000 individually or US $25,000 in the aggregate;

               (v) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person;

               (vi) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of US $10,000 per annum in the aggregate;

               (vii) any agreement, contract or commitment relating to the leasing, licensing, disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

               (viii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

               (ix) any purchase order or contract for the purchase of materials involving in excess of US $3,000 individually or US $10,000 in the aggregate;

               (x)     any construction contracts;

               (xi) any dealer, distribution, joint marketing or development agreement;

               (xii) any sales representative, original equipment manufacturer, value added, remarketer or other agreement for distribution of the Company's products or services, or the products or services of any person; or

               (xiii) any other agreement, contract or commitment that involves US $10,000 individually or US $25,000 in the aggregate or more or is not cancelable without penalty within thirty (30) days.

          (b) The Company is in compliance with and has not materially breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which either is bound (collectively a "Contract"), nor is the Company or any Principal Shareholder aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and, to the knowledge of the Company and the Principal Shareholders, is not subject to any default thereunder by any party obligated to the Company pursuant thereto. No consents, waivers and approvals of parties to any Contract are required thereunder in connection with the Acquisition for such Contracts to remain in effect without modification after the Closing. Following the Closing, the Company will be permitted to exercise all of the Company's rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

     2.16  Interested Party Transactions.  No officer, director or shareholder
           -----------------------------
of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company, any goods or services or (iii) a beneficial interest in any Contract; provided, that ownership of no more than one percent
                          --------
(1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.16.

     2.17  Governmental Authorization.  Section 2.17 of the Disclosure Schedule
           --------------------------
lists each consent, license, permit, grant or other authorization issued to the Company by a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of their properties or (ii) which is required for the operation of their business or the holding of any such interest (herein collectively called "Company Authorizations"). The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

     2.18  Litigation.  There is no action, suit or proceeding of any nature
           ----------
pending, or, to the Company's or the Principal Shareholders' knowledge, threatened, before any court or administrative agency against the Company its properties or any of its officers or directors, nor is there any reasonable basis therefor. There is no investigation pending or, to the Company's or the Shareholder's knowledge threatened, against the Company, its properties or any of its officers or directors in their capacities as such (nor is there any reasonable basis therefor) by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted.

     2.19  Minute Books.  The minutes of the Company made available to counsel
           ------------
for the Purchaser are the only minutes of the Company and contain true and accurate copies of all resolutions adopted by the Board of Directors (or committees thereof) of the Company and its shareholders since the time of incorporation of the Company.

     2.20  Environmental Matters.
           ---------------------

           (a)  Hazardous Material.  The Company has not: (i) operated any
                ------------------
underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present, as a result of the actions of the Company, or, to the knowledge of the Company or the Principal Shareholders, as a result of any actions of third parties or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

           (b)  Hazardous Materials Activities. The Company has not transported,
                ------------------------------
stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

           (c)  Permits.  The Company currently holds all environmental
                -------
approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities, respectively, and other businesses of the Company as such activities and businesses are currently being conducted.

           (d)  Environmental Liabilities.  No action, proceeding, revocation
                -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's or any Principal Shareholder's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. Neither the Company nor any Principal Shareholder is aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

     2.21  Brokers' and Finders' Fees; Third Party Expenses. The Company has not
           ------------------------------------------------
incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. The Company's and the Shareholders' Third Party Expenses (as defined in Section 6.4 in the aggregate shall not exceed the Estimated Third Party Expenses (as defined in Section 1.2).

     2.22  Employee Benefit Plans.
           ----------------------

           (a) All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements covering any active or former employee, director or consultant of the Company or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with the Company within the meaning of Section 414 of the Code, or with respect to which the Company has or may in the future have liability, are listed on Section 2.22 of the Disclosure Schedule (the "Plans").

           (b) Each Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, which are applicable to such Plans. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or to the knowledge of the Company and the Principal Shareholders is threatened, against or with respect to any such Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. Section 2.22 of the Disclosure Schedule includes a listing of the accrued vacation liability of the Company as of the Current Balance Sheet. Any Plan intended to be qualified under
Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the Internal Revenue Service or still has a remaining period of time under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. The Company has furnished or made available to Purchaser copies of the most recent Internal Revenue Service letters and the most recent Form 5500 with respect to any such Plan.

           (c) Neither the Company nor any Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code and at no time has the Company or any Affiliate contributed to or been requested to contribute to any "multiemployer plan," as such term is defined in ERISA. Neither the Company nor any officer or director of the Company is subject to any liability or penalty under Section 4975 through 4980B of the Code or Title 1 of ERISA. There are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Plan. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Plan.

           (d) None of the Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, including but not limited to, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and the Company has never represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any employee, former employee, director, consultant or other person, except to the extent required by statute.

           (e) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any shareholder, director or employee of the Company under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     2.23  Employment Matters. Section 2.23 of the Disclosure Schedule lists all
           ------------------
current employees of the Company. The Company: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or to the knowledge of the Company or the Principal Shareholders, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.

     2.24  Labor Matters.  No work stoppage or labor strike against the Company
           -------------
is pending, or to the knowledge of the Company or the Principal Shareholders, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company or the Principal Shareholders, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

     2.25  No Interference or Conflict.  To the knowledge of the Company and the
           ---------------------------
Principal Shareholders, no shareholder, officer, employee or consultant of the Company is obligated under any contract or agreement or subject to any judgement, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted or proposed to be conducted, will, to the Company's and the Principal Shareholder's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

     2.26  Insurance.  Section 2.26 of the Disclosure Schedule lists all
           ---------
insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Neither the Company nor any Principal Shareholder has knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

     2.27  Certain Advances; Guaranties. There are no receivables of the Company
           ----------------------------
owing by any director, officer, employee, consultant, or Shareholder of the Company or owing by any affiliated person or entity of any director, officer, employee, consultant, or Shareholder of the Company, other than advances in the ordinary course of business for reimbursable expenses not exceeding $3,000. None of the Shareholders has agreed to, or assumed, any obligation or duty to guaranty or otherwise assume or incur any obligation or liability of the Company.

     2.28  Year 2000 Compliance.
           --------------------

           (a) "Year 2000 Compliant" means that at all times the "Products" (including any related services), as defined below, will, in processing dates or operating with imbedded fields containing dates in the Year 2000 and any preceding and following years (i) initiate and operate, (ii) correctly store, represent, and process (including sort) dates (including single and multi-century formulas and leap year calculations), and (iii) not cause or result in an abnormal termination or ending.

           (b) "Products" means the following products supplied by the Company to third parties: Company RPM, Profile Zone, Sales Zone, Content Zone and all sub-modules making up the applications.

           (c)  Year 2000 Warranty Terms and Conditions. All Products (including
                ---------------------------------------
any related services) supplied by the Company to any third party are and will continue to be Year 2000 Compliant; provided, however, that a Product shall not be considered not Year 2000 Compliant solely because the Product is used with software or hardware not sold or supplied by the Company (a "Third Party Product") and such Third Party Product is not Year 2000 Compliant, even though the Product is used together with the Third Party Product as part of a multi-component system and the Year 2000 Non-Compliance of the Third Party Product causes the system as a whole to not be Year 2000 Compliant. Any date dependent data furnished in connection with any services provided by the Company have been and will be formatted for use with Year 2000 Compliant Products. The information systems that are required to be used by it in the provision of Products of any kind and any related services are Year 2000 Compliant and such information systems will not fail because they are not Year 2000 Compliant, resulting in an interruption of supply of such products and any such services to its customers.

     2.29  Compliance with Laws.  The Company has complied in all material
           --------------------
respects with, is not in violation in any material respect of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     2.30  Warranties, Indemnities.  Except for the warranties and indemnities
           -----------------------
contained in those contracts and agreements set forth in Section 2.14(h) of the Disclosure Schedule, and statutory implied warranties, the Company has not given any warranties or indemnities relating to products or technology sold or services rendered by the Company.

     2.31  Complete Copies of Materials.  The Company has afforded the Purchaser
           ----------------------------
and its accountants, counsel and other representatives, access to (i) all of the Company's properties, books, contracts, commitments and records, (ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company, and (iii) all key employees of the Company as identified by the Purchaser. The Company provided to the Purchaser and its accountants, counsel and other representatives copies of internal financial statements (including Tax returns and supporting documentation).

     2.32  Representations Complete.  Without limiting in any way any
           ------------------------
representations or warranties made by the Company or any Principal Shareholder, none of the representations or warranties made by the Company or any Principal Shareholder (as modified by the Disclosure Schedule), nor any statement made in any Schedule or certificate furnished by the Company or any Principal Shareholder pursuant to this Agreement contains or will contain at the Closing, any untrue statement of a material fact or to their knowledge omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE IIA

                    FURTHER REPRESENTATIONS AND WARRANTIES
                              OF THE SHAREHOLDERS

     Each Principal Shareholder jointly and severally further represents and warrants to the Purchaser, subject to such exceptions as are specifically disclosed in the Disclosure Schedule, as follows:

     2A.1  Ownership of Shares.  Such Shareholder is the sole record and
           -------------------
beneficial owner of the Shares designated as being owned by such Shareholder opposite such Shareholder's name in Schedule 1.1 and such Shares are to be sold
                                    ------------
pursuant to this Agreement. Such Shares are not subject to any Liens or to any rights of first refusal of any kind, and such Shareholder has not granted any rights to purchase such Shares to any other person or entity. Such Shareholder has the sole right to transfer such Shares to the Purchaser. Such Shares constitute all of the Company Common Stock owned, beneficially or of record, by such Shareholder, and such Shareholder has no options, warrants or other rights to acquire Company Common Stock. Upon the Closing, the Purchaser will receive good title to such Shares, subject to no Liens retained, granted or permitted by such Shareholder or the Company. Such Shareholder has not engaged in any sale or other transfer of any Company Common Stock in contemplation of the Acquisition.

     2A.2  Tax Matters.  Such Shareholder has had an opportunity to review with
           -----------
its own tax advisors the tax consequences to such Shareholder of the Acquisition and the other transactions contemplated by this Agreement. Such Shareholder understands that it must rely solely on its advisors and not on any statements or representations by the Purchaser, the Company or any of their agents. Such Shareholder understands that it (and not the Purchaser or the Company) shall be responsible for its own tax liability that may arise as a result of the Acquisition or the other transactions contemplated by this Agreement.

     2A.3  Absence of Claims by the Shareholder.  Such Shareholder does not have
           ------------------------------------
any claim against the Company, contingent or unconditional, fixed or variable under any contract or on any other basis whatsoever, whether in equity or at law (other than for accrued compensation and other employee benefits and other than with respect to any rights to indemnification that such Shareholder may now or hereafter be entitled to under the Company's Articles of Incorporation or Bylaws).

     2A.4  Author.  Such Shareholder has all requisite power and authority to
           ------
enter into this Agreement and any Related Agreements (as hereinafter defined) to which it is a party and to consummate the transactions contemplated hereby. This Agreement and the Related Agreements have been duly executed and delivered by such Shareholder, and, assuming the due authorization, execution and delivery by the other parties hereto, constitute a valid and binding obligation of such Shareholder, enforceable in accordance with their respective terms. The "Related Agreements" shall mean all ancillary agreements required in this Agreement to be executed and delivered in connection with the transactions contemplated hereby, including, without limitation, the Non-Competition Agreement.

     2A.5  No Conflict.  The execution and delivery by such Shareholder of this
           -----------
Agreement and any Related Agreement to which it is a party does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with (i) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which such Shareholder or any of its properties or assets is subject, or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Shareholder or its properties or assets.

     2A.6  Consents.  No consent, waiver, approval, order or authorization of,
           --------
or registration, declaration or filing with, any Governmental Entity or any third party, including a party to any agreement with such Shareholder (so as not to trigger any Conflict), is required by or with respect to such Shareholder in connection with the execution and delivery of this Agreement or the Custody Agreement or the consummation of the transactions contemplated hereby or thereby.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Company as follows:

     3.1   Organization, Standing and Power.  The Purchaser is a corporation
           --------------------------------
duly organized, validly existing and in good standing under the laws of Delaware. The Purchaser has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the Purchaser or on the ability of the Purchaser to consummate the Acquisition and the other transactions contemplated hereby.

     3.2   Authority.  The Purchaser has all requisite corporate power and
           ---------
authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms.

     3.3  Purchaser Common Stock.  The Purchaser Common Stock to be issued
          ----------------------
pursuant to this Agreement will, when issued and delivered in accordance with this Agreement, be duly authorized, validly issued, fully paid, and non-assessable; provided, however, that the Purchaser Common Stock to be issued hereunder will be subject to restrictions on transfer under applicable federal and state securities laws.

     3.4  No Conflict.  The execution and delivery of this Agreement does not,
          -----------
and, the consummation of the transactions contemplated hereby will not, Conflict with, (i) any provision of the Certificate of Incorporation and Bylaws of Purchaser, (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Purchaser or any of its respective properties or assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or its properties or assets.

     3.5  Consents.  No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with, any Governmental Entity, or any third party, including a party to any agreement with the Purchaser (so as not to trigger any Conflict), is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws.

     3.6  Securities Act Exemption.  Subject to the accuracy of representations
          ------------------------
provided by the Shareholders, the Purchaser Common Stock to be issued pursuant to this Agreement will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and will comply with all state and foreign securities laws.

     3.7  SEC Documents; Financial Statements.  Purchaser has made available to
          -----------------------------------
the Company and the Shareholders each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities
Act), definitive proxy statement, and other filings filed by the Purchaser with the Securities and Exchange Commission (the "SEC") since January 31, 1998, (collectively, the "Purchaser SEC Documents"). In addition, Purchaser has made available to the Company and the Shareholders all exhibits to the Purchaser SEC Documents filed prior to the date hereof, and will promptly make available to the Company and the Shareholders all exhibits to any additional Purchaser SEC Documents filed prior to the Closing Date. As of their respective filing dates, the Purchaser SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act, and none of the Purchaser SEC Documents as of their respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Purchaser SEC

Document. The financial statements of Purchaser, including the notes thereto, included in the Purchaser SEC Documents (the "Purchaser Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the SEC). The Purchaser Financial Statements fairly present the consolidated financial condition and operating results of Purchaser and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).

     3.8  No Changes.  Since January 31, 1999, there has not been, occurred or
          ----------
arisen any event or condition of any character that has had a Material Adverse Effect on the Purchaser.

                                  ARTICLE IV

                           SECURITIES ACT COMPLIANCE

     4.1  Securities Act Exemption.  The Purchaser Common Stock to be issued
          ------------------------
pursuant to this Agreement will not be registered under the Securities Act in reliance on the exemptions from the registration requirements of Section 5 of the Securities Act set forth in Section 4(2) thereof promulgated thereunder. Prior to the Closing Date and as a condition to the issuance of Purchaser Common Stock to the Shareholders pursuant to Article I, each of the Shareholders shall have provided Purchaser such representations, warranties, certifications and additional information as Purchaser may reasonably request to ensure the availability of an exemption from the registration requirements of the Securities Act.

     4.2  Stock Restrictions.  In addition to any legend imposed by applicable
          ------------------
state securities laws or by any contract which continues in effect after the Closing Date, the certificates representing the Purchaser Common Stock issued pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Purchaser's transfer agent), stating substantially as follows:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

     4.3  Principal Shareholders' Representations Regarding Securities Law
          ----------------------------------------------------------------
Matters. Each of the Principal Shareholders shall be bound by the following
-------
provisions:

          (a) Such Principal Shareholder is aware of Purchaser's business affairs and financial condition, and has acquired sufficient information about Purchaser to reach an informed and knowledgeable decision to acquire Purchaser Common Stock. Such Principal Shareholder is acquiring Purchaser Common Stock for his or her own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act.

          (b) Such Principal Shareholder will not sell, transfer or otherwise dispose of any Purchaser Common Stock unless (i) such sale, transfer or other disposition is within the limitations of and in compliance with Rule 144 or Rule 145, as applicable, promulgated by the SEC under the Securities Act and the Principal Shareholder furnishes Purchaser with reasonable proof of compliance with such Rule, (ii) in the opinion of counsel, reasonably satisfactory to Purchaser and its counsel, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer, or other disposition of Purchaser Common Stock, or (iii) the offer and sale of Purchaser Common Stock is registered under the Securities Act.

          (c) Such Principal Shareholder further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act or compliance with a registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sale, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1  Expenses.  All fees and expenses incurred in connection with the
          --------
Acquisition or the negotiation and effectuation of this Agreement, including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby ("Third Party Expenses"),
                                                     --------------------
shall be the obligation of the respective party incurring such fees and expenses provided, however, that any out-of-pocket expenses incurred by the
         --------  -------
Company in excess of $30,000 for fees and expenses of legal counsel plus any other expenses, including, without limitation, fees and expenses of financial advisors, accountants, purchaser representatives, and any person acting in the capacity of Shareholders Agent, if any, shall remain an obligation of the Shareholders. If Purchaser or the Company receives any invoices for amounts in excess of said amounts, it may, with Purchaser's written approval, pay such fees; provided, however, that such payment shall, if not promptly reimbursed by the Shareholders at Purchaser's request, constitute "Losses" recoverable under the Escrow Agreement.

     5.2  Third Party Expenses.  On the Closing Date, the Company shall have
          --------------------
delivered to the Purchaser an estimated balance sheet as of the Closing Date (the "Closing Date Balance Sheet"), which shall accrue for all Third Party Expenses and all other estimated income and expense for the period ending on the Closing Date.

     5.3  Nasdaq National Market Listing.  The Purchaser shall use its best
          ------------------------------
efforts best efforts to cause the Purchaser Common Stock issuable to the Shareholders pursuant to Article I to be listed for trading on the Nasdaq National Market Listing.

     5.4  Additional Documents and Further Assurances. Each party hereto, at the
          -------------------------------------------
request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Closing and the transactions contemplated hereby.

     5.5  Blue Sky Laws.  Purchaser shall take such steps as may be necessary to
          -------------
comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Purchaser Common Stock in connection with the Acquisition. The Company shall use its best efforts to assist Purchaser as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Purchaser Common Stock in connection with the Acquisition.

     5.6  Escrow Agreement.  On or before the Closing Date, the Escrow Agent and
          ----------------
the Shareholders Representative (as defined in Article VII hereto) will execute the Escrow Agreement contemplated by Article VII in substantially the form attached hereto as Exhibit B ("Escrow Agreement").
                   ---------

     5.7  Registration.  Purchaser shall use commercially reasonable efforts to
          ------------
prepare and file, as promptly as practicable, and, in any event, within 45 days following the Closing, a registration statement with the SEC covering the resale of such shares of Purchaser Common Stock issued in connection with the Acquisition and purchaser shall use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until one (1) year after the Closing Date. Any such registration shall be subject to the normal terms and conditions used in connection with resale prospectuses.

     5.8  Share Prices.  The Company shall have received from the Purchaser
          ------------
within twelve (12) business days after the public announcement a written statement of the Purchaser's closing stock prices.

                                  ARTICLE VI

                           CONDITIONS TO THE CLOSING

     6.1  Conditions to the Obligations of the Purchaser.  The obligation of the
          ----------------------------------------------
Purchaser to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Purchaser:

          (a)  Representations, Warranties and Covenants.  The representations
               -----------------------------------------
and warranties of the Company and the Shareholders in this Agreement shall have been true and correct in all material respects on the date they were made and shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and the Company and the Shareholders shall have performed and complied in all material respects with all covenants and obligations set forth in this Agreement required to be performed and complied with by them prior to or as of the Closing.

          (b)  No Injunctions or Restraints; Illegality.  No temporary
               ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal.

          (c)  Third Party Consents.  The Purchaser shall have received all
               --------------------
consents, waivers, approvals, and assignments listed in Section 2.15 of the Disclosure Schedule.

          (d)  Legal Opinion.  The Purchaser shall have received a favorable
               -------------
legal opinion from Gray, Cary, Ware and Freidenrich, LLP, counsel to the Company, as to the matters set forth in Exhibit C hereto.
                                        ---------
          (e)  No Material Adverse Change.  There shall not have occurred any
               --------------------------
event, fact or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect on the Company.

          (f)  Certificate of the Company and the Shareholders.  The Purchaser
               -----------------------------------------------
shall have been provided with certificates executed by each of the Shareholders and executed on behalf of the Company by its President to the effect that, as of the Closing:

               (i) all representations and warranties made by the Company and the Shareholders in this Agreement were true and correct in all material respects on the date they were made and are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date; and

               (ii) all covenants and obligations of this Agreement to be performed by the Company or the Shareholders on or before such date have been so performed in all material respects.

          (g)  Release of Liens.  The Purchaser shall have received a duly and
               ----------------
validly executed copy of all agreements, instruments, certificates and other documents, in form and substance reasonably satisfactory to the Purchaser, that are necessary or appropriate to evidence the release of any and all liens and other encumbrances on the Shares and the assets of the Company arising out of, resulting from or in connection with any loans, guarantees or other similar arrangements between or among the Company, any Shareholder and any third party creditors of the Company.

          (h)  FIRPTA Compliance Certificate. The Purchaser shall have received
               -----------------------------
a copy of the FIRPTA Compliance Certificate, validly executed by a duly authorized officer of the Company.

          (i)  Litigation.  There shall be no action, suit, claim or proceeding
               ----------
of any nature pending, or overtly threatened, against the Purchaser, the Company or any Shareholder, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Acquisition or the other transactions contemplated by the terms of this Agreement.

          (j)  Claims. There shall not have occurred any claims (whether or not
               ------
asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or may have a Material Adverse Effect.

          (k)  [sub-paragraph intentionally omitted].

          (l)  [sub-paragraph intentionally omitted].

          (m)  [sub-paragraph intentionally omitted].

          (n)  Employees.  The employees of the Company set forth on Schedule
               ---------
2.23 shall have accepted employment with the Purchaser and shall have entered into the Purchaser's customary Employment and Non-competition Agreement. In addition, Khanh (Ken) C. Hoang and Anthony Nguyen will have entered into a Non-Competition Agreement in the form of Exhibit D attached hereto.
                                     ---------

          (o)  Certificates of Good Standing. The Company shall, at the Closing
               -----------------------------
Date, provide Purchaser a certificate from the Secretary of State of California and the Franchise Tax Board of California as to the Company's good standing and payment of all applicable taxes.

     6.2  Conditions to Obligations of Company and the Shareholders.  The
          ---------------------------------------------------------
obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a)  Representations, Warranties and Covenants.  The representations
               -----------------------------------------
and warranties of the Purchaser in this Agreement shall have been true and correct in all material respects on the date they were made and shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and the Purchaser shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Closing.

          (b)  Certificate of the Purchaser.  The Company shall have been
               ----------------------------
provided with a certificate executed on behalf of the Purchaser by a Vice President to the effect that, as of the Closing:

               (i) all representations and warranties made by the Purchaser in this Agreement are true and correct on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date; and

               (ii) all covenants and obligations of this Agreement to be performed by the Purchaser on or before such date have been so performed in all material respects.

                                  ARTICLE VII

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     7.1  Escrow Fund.  As soon as practicable after the Closing Date, ten
          -----------
percent (10%) of the Total Merger Consideration shall be registered in the name of, and be deposited with, Harris Trust Company of California as escrow agent (the "Escrow Agent"), such deposit (together with interest and other income thereon) to constitute the Escrow Fund and to be governed by the terms set forth herein and in the Escrow Agreement attached hereto as Exhibit B. The Escrow Fund
                                                      ---------
shall be available to compensate Purchaser pursuant to the indemnification obligations of the Shareholders,

     7.2  Indemnification.  Subject to the limitations set forth below, the
          ---------------
Company and the Principal Shareholders shall jointly and severally indemnify and hold the Purchaser, and its officers, directors and affiliates (including the Company after the Closing), harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense, (hereinafter individually, a "Loss" and collectively "Losses") incurred by the Purchaser, or its officers, directors or affiliates, directly or indirectly, as a result of (i) any inaccuracy or breach of a representation or warranty of the Company or the Shareholders contained in this Agreement or in any instrument or certificate delivered by the Company or the Shareholders to the Purchaser pursuant to the terms of this Agreement, (ii) any failure by the Company or the Shareholders to perform or comply with any covenant contained in this Agreement or (iii) any breach by Khanh (Ken) C. Hoang and Anthony Nguyen of the provisions of the Non-Competition Agreement during the escrow period. In addition, Purchaser may seek indemnification for Losses directly from the Principal Shareholders in the manner and to the extent provided in this Section 7.2. The Escrow Fund shall be security for this indemnity obligation subject to the limitations in this Agreement. If the Acquisition is consummated, recovery from the Escrow Fund shall be deemed full satisfaction of the Shareholder indemnity obligations under this Section 7.2 and shall be the exclusive remedy under this Agreement for any breach or default in connection with any of the representations, warranties, covenants or agreements set forth in this Agreement, the Disclosure Schedules or any exhibit or schedule to this Agreement, except with respect to any willful or fraudulent breach of the representations, warranties or covenants of the Company or the Principal Shareholders contained in this Agreement.

     7.3  Escrow Period.  The Escrow Period shall terminate on the six month
          -------------
anniversary of the Closing Date; provided, however, that a portion of the Escrow Fund, which in the reasonable judgment of Purchaser, subject to the objection of the Shareholders' Representative (defined in Section 7.7 below) and any subsequent arbitration of the matter in the manner provided in Section 7.6 hereof, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved. Purchaser shall deliver to the Escrow Agent a certificate specifying the Closing Date.

     7.4  Claims Upon Escrow Fund.
          -----------------------

          (a) Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any officer of Purchaser (an "Officer's Certificate"):

               (i)   stating that, Losses exist; and

               (ii) specifying in reasonable detail the individual items of such Losses included in the amount so stated, the date each such item was paid, or properly accrued or arose, the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent, shall, subject to the provisions of Section 7.5 and 7.6 below, deliver to the purchaser out of the Escrow Fund, as promptly as practicable, Purchaser Common Stock or other assets held in the Escrow Fund having a value equal to such Losses.

          (b) For the purpose of compensating Purchaser for its Losses pursuant to this Agreement, the Purchaser Common Stock in the Escrow Fund shall be valued at the Purchaser Price Per Share.

     7.5  Objections to Claims.  At the time of delivery of any Officer's
          --------------------
Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholders' Representative (defined in Section 7.7 below) and for a period of forty-five (45) days after such delivery to the Shareholders' Representative of such Officer's Certificate, the Escrow Agent shall make no delivery of Purchaser Common Stock or other property pursuant to
Section 8.4 hereof unless the Escrow Agent shall have received written authorization from the Shareholder Representative to make such delivery. After the expiration of such forty-five (45) day period, the Escrow Agent shall make delivery of the Purchaser Common Stock or other property in the Escrow Fund in accordance with Section 7.4 hereof, provided that no such payment or delivery may be made if the Shareholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Purchaser prior to the expiration of such forty-five (45) day period.

     7.6  Resolution of Conflicts; Arbitration.
          ------------------------------------

          (a) In the event that the Shareholder Representative shall, as provided for in Section 7.5, object in writing to any claim or claims made in any Officer's Certificate within forty-five (45) days after delivery to the Shareholder Representative of such Officer's Certificate, the Purchaser and the Shareholder Representative shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholder Representative and Purchaser should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

          (b) If no such agreement can be reached after good faith negotiation, either the Purchaser or the Shareholder Representative may demand arbitration of the matter unless the amount of the damage or Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in each such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to the Purchaser and the Shareholder Representative. In the event that within fifteen (15) days after submission of any dispute to arbitration, the Purchaser and the Shareholder Representative cannot mutually agree on one arbitrator, the Purchaser and the Shareholder Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgement of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the Company, judgment, decree or order so reached by the arbitrator(s).

          (c) Judgment upon any Company rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California, under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including, without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

     7.7  Shareholder Representative.
          --------------------------

          (a) The Shareholders hereby appoint Philip Alford as their agent and attorney-in-fact (the "Shareholder Representative"), for and on behalf of the Shareholders, to give and receive notices and communications, to object to claims pursuant to Section 7.5, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and of arbitrators with respect to such objections, and to take all actions necessary or appropriate in the judgment of the Shareholder Representative for the accomplishment of the foregoing. Such agency may be changed by the Shareholders from time to time upon not less than thirty (30) days prior written notice to Purchaser; provided, however, that the Shareholder Representative may not be removed unless Shareholders that held at least two-thirds of the Shares immediately prior to the Closing agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Shareholder Representative may be filled by Shareholders that held a majority of the Shares immediately prior to the Closing. No bond shall be required of the Shareholder Representative, and the Shareholder Representative shall not receive compensation for his or her services. Notices or communications to or from the Shareholder Representative shall constitute notice to or from the Shareholders.

          (b) The Shareholder Representative shall not be liable for any act done or omitted hereunder as the Shareholder Representative while acting in good faith and in the exercise of reasonable judgment. The Shareholders shall indemnify the Shareholder Representative and hold the Shareholder Representative harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Shareholder Representative and arising out of or in connection with the acceptance or administration of the Shareholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholder Representative.

          (c) A decision, act, consent or instruction of the Shareholder Representative shall constitute a decision of the Shareholders and shall be final, binding and conclusive upon the Shareholders; and Purchaser may rely upon any such decision, act, consent or instruction of the Shareholder Representative as being the decision, act, consent or instruction of the Shareholders. Purchaser is hereby relieved from any liability to any person for any acts done by it in accordance with such decision, act, consent or instruction of the Shareholder Representative.

     7.8  Third-Party Claims.  In the event the Purchaser becomes aware of a
          ------------------
third-party claim during the escrow period which it believes may result in Losses, the Purchaser shall promptly notify the Shareholder Representative of such claim. The Shareholder Representative shall have the right at its expense to participate in any defense of such claim. The Purchaser shall have the right in its sole discretion to settle any such claim; provided, however, that Purchaser may not effect the settlement of any such claim without the consent of the Shareholder Representative, which consent shall not be unreasonably withheld. In the event the Shareholder Representative has consented to any such settlement, the Shareholder Representative shall have no power or authority to object under Section 8.5 or any other provision of this Article VIII to the amount of any claim by Purchaser against the Escrow Fund for indemnity with respect to such settlement.

                                 ARTICLE VIII

                             AMENDMENT AND WAIVER

     8.1  Amendment.  This Agreement may be amended by the parties hereto at any
          ---------
time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     8.2  Extension; Waiver.  At any time prior to the Closing, the Purchaser,
          -----------------
on the one hand, and the Company and the Shareholders, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX

                              GENERAL PROVISIONS

     9.1  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however,
                                                           --------  -------
that notices sent by mail will not be deemed given until received:

          (a)  if to the Purchaser, to:

               Inference Corporation
               100 Rowland Way
               Novato, CA 94945
               Telephone No.: (415) 893-7200
               Facsimile No.: (415) 899-9080

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               Professional Corporation
               650 Page Mill Road
               Palo Alto, California 94304
               Attention:   Tom DeFilipps
               Telephone No.: (650) 493-9300
               Facsimile No.: (650) 845-5000

          (b)  if to the Company, to:

               Verix Software
               746 West Adams Blvd, Suite 109
               Los Angeles, CA 90089
               Attention: Philip Alford
               Telephone No.: (213) 743-4295
               Facsimile No.: (213) 749-7199

               with a copy to:

               Gray, Cary, Ware and Freidenrich, LLP
               4365 Executive Drive, Suite 1600
               San Diego, CA 92121-2189
               Attention: Paul Kreutz
               Telephone No: (619) 677-1406
               Facsimile No.: (619) 677-1477

          (c)  If to any Shareholder or to the Shareholder Representative, to:

               Philip Alford
               c/o Verix Software
               746 West Adams Blvd, Suite 109
               Los Angeles, CA 90089
               Telephone No:  (213) 743-4295
               Facsimile No.: (213) 749-7199

     9.2  Interpretation.  The words "include," "includes" and "including" when
          --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4  Entire Agreement; Assignment. This Agreement, the Exhibits hereto, the
          ----------------------------
Disclosure Schedule and other schedules hereto, the Nondisclosure Agreement, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise, except that the Purchaser may assign its rights and delegate its obligations hereunder to any of its affiliates as long as the Purchaser remains ultimately liable for all of the Purchaser's obligations hereunder.

     9.5  Severability.  In the event that any provision of this Agreement, or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6  Other Remedies.  Except as otherwise provided herein, any and all
          --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Santa Clara County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

     9.8  Rules of Construction.  The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Purchaser, the Company and the Shareholder have executed or caused this Agreement to be executed as of the date first written above.

INFERENCE CORPORATION                   VERIX SOFTWARE

By: /s/ Charles W. Jepson               By: /s/ Khanh C. Hoang
    ______________________________          ___________________________________

Name: Charles W. Jepson                 Name: Khanh C. Hoang
      ____________________________            _________________________________

Title: President & Chief Executive      Title: Chief Executive Officer
       Officer
       ___________________________             ________________________________

"PRINCIPAL SHAREHOLDER"                 "PRINCIPAL SHAREHOLDER"
Khanh C. Hoang                          Philip Alford

/s/ Khanh C. Hoang                      /s/ Philip Alford
__________________________________      _______________________________________

Address: 746 West Adams, Ste 109        Address: 746 West Adams, Ste 109
         Los Angeles, CA 90089                   Los Angeles, CA 90089
__________________________________      _______________________________________

"PRINCIPAL SHAREHOLDER"                 "PRINCIPAL SHAREHOLDER"
Anthony Nguyen                          Jason Maynard

/s/ Anthony Nguyen                      /s/ Jason Maynard
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Address: 746 West Adams, Ste 109        Address: 746 West Adams, Ste 109
         Los Angeles, CA 90089                   Los Angeles, CA 90089
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"SHAREHOLDER REPRESENTATIVE"
Philip Alford

/s/ Philip Alford
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Address: 746 West Adams, Ste 109
         Los Angeles, CA 90089
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